UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2005

Radnor Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-19495	23-2674715
(Commission File Number)	(IRS Employer Identification No.)

Radnor Financial Center, Suite A300 150 Radnor Chester Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

610-341-9600

(Registrant’s Telephone Number, Including Area Code)

Three Radnor Corporate Center, Suite 300

100 Matsonford Road, Radnor, Pennsylvania 19087

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 8, 2005, WinCup Holdings, Inc., a wholly-owned subsidiary of Radnor Holdings Corporation (“WinCup”), as the tenant, entered into a First Amendment to Industrial Real Estate Sublease (the “First Amendment”), with National Distribution Agency, Inc., as the landlord, for WinCup’s warehouse located in Richmond, California. The First Amendment provides, among other things, for an extension of the term for seven years commencing March 1, 2005 and expiring February 29, 2012, with an option exercisable by WinCup to renew the term for an additional period of three years. The First Amendment also provides for a 37% increase in the amount of leased space, which will result in total leased space of 142,216 square feet, subject to the satisfaction of certain conditions by the landlord. Radnor Holdings Corporation has guaranteed WinCup’s obligations under the First Amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADNOR HOLDINGS CORPORATION

Date: February 11, 2005	By:	/s/ Michael T. Kennedy
Michael T. Kennedy
President and Chief Executive Officer

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